                           RELEASE


        FIRST FINANCIAL MANAGEMENT CORPORATION, a Georgia corporation ("FFMC" or "Secured Party"), for good and valuable consideration, receipt whereof is hereby acknowledged, does hereby release and discharge C.I.S., INC. ("Borrower") and C.I.S. TECHNOLOGIES, INC. ("Parent"), their respective subsidiaries or affiliates and each of their officers, directors, employees, attorneys and agents (collectively, the "Released Parties"), from all loans and other financing arrangements heretofore entered into by Secured Party, Borrower, Parent and any other Released Party, and all agreements, documents, notes, and instruments executed by the Released Parties in connection therewith, including, without limitation, (i) that certain promissory note in the original aggregate principal amount of $5,000,000 originally made by Hospital Cost Consultants, Inc., a California corporation ("HCCI") in favor of Secured Party and subsequently assumed by Borrower in connection with the merger of HCCI with and into Borrower, (ii) the Security Agreement dated as of May 31, 1995 made by HCCI in favor of FFMC, whereby HCCI has granted in favor of FFMC a second priority security interest in HCCI's accounts receivable, (iii) that certain Corporate Guaranty dated as of May 31, 1995 made by Parent in favor of FFMC, and (iv) the Stock Pledge Agreement dated as of May 31, 1995, between Parent and FFMC, whereby Parent has pledged in favor of FFMC all of the capital stock of HCCI, and all other security agreements, guaranty agreements, pledge agreements and other documents or instruments executed in connection therewith (collectively, the "Agreements") and from payment and performance of all obligations, liabilities and indebtedness to Secured Party of every kind, nature and description, arising under or in connection with the Agreements (hereinafter the "Obligations").

        Secured Party does hereby terminate and release any security interest or liens on any property, assets or other collateral ("Collateral", which includes without limitation accounts, general intangibles, contract rights, documents, instruments, chattel paper, inventory, equipment, fixtures and the proceeds and products thereof, as such terms are defined in the Uniform Commercial Code) of any




















                                          -1-              STM-64032.2


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Released Party heretofore granted to Secured Party as
security for the Obligations, whether pursuant to the Agreements or otherwise, and reassigns to each Released
Party all Collateral pledged by such Released Party.

        Secured Party herewith agrees to deliver Uniform
Commercial Code termination statements covering all financing statements which have been filed by Secured Party against any Released Party, together with, to the extent applicable, mortgage satisfactions and other lien releases to evidence the termination and release of security interests and liens provided herein. Secured Party further agrees to furnish additional termination statements, satisfactions and lien releases and such other and further documents and instruments as may reasonably be requested in order to effect and evidence more fully the matters covered hereby.


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                                          -2-              STM-64032.2


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        IN WITNESS WHEREOF, this Release has been duly
executed on behalf of the undersigned by a duly authorized officer this ___day of February, 1996.

                       FIRST FINANCIAL MANAGEMENT
                       CORPORATION


                       By:  /s/ Randolph L.M. Hutto

                       Title:  VP













































                                          -3-              STM-64032.2